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Exhibit 99(a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of
Common Stock of
NAPSTER, INC.

at
$2.65 Net per Share (CUSIP 630797108)

Pursuant to the Offer to Purchase
Dated September 26, 2008
by
PUMA CAT ACQUISITION CORP.,
a direct wholly-owned subsidiary of
BEST BUY CO., INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF FRIDAY, OCTOBER 24, 2008, UNLESS THE OFFER IS EXTENDED.

September 26, 2008

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase dated September 26, 2008 (the "Offer to Purchase") and the related Letter of Transmittal relating to an offer by Puma Cat Acquisition Corp. (the "Purchaser"), a Delaware corporation and a direct wholly-owned subsidiary of Best Buy Co., Inc., a Minnesota corporation ("Best Buy"), to purchase all of the outstanding shares of common stock, par value $0.001 per share, of Napster, Inc., a Delaware corporation ("Napster"), and the stock purchase rights associated with such shares (collectively, the "Shares"), at a purchase price of $2.65 per share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the "Offer"). Also enclosed is a letter to stockholders of Napster from Wm. Christopher Gorog, Chief Executive Officer of Napster, together with a Solicitation/Recommendation Statement on Schedule 14D-9. The price payable for the Shares in the Offer, as described above (or such higher price per Share as may be paid in the Offer), is referred to herein as the "Offer Price."

        We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

        Your attention is directed to the following:

        1.     The tender price is $2.65 per Share, net to the seller in cash, less any required withholding of taxes and without interest.

        2.     The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which, together with Shares directly or indirectly owned by Best Buy, represents a majority of the total number of outstanding Shares on the date of purchase on a fully-diluted basis.

        3.     The Offer is being made for all outstanding Shares.

        4.     Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 28% may be required, unless an exemption is available or unless the required taxpayer identification information is provided. See "Important Tax Information for Substitute Form W-9" in the Letter of Transmittal.

        5.     The Board of Directors of Napster has unanimously approved and declared advisable and in the best interests of Napster and its stockholders the consummation of the transactions contemplated by the Merger Agreement (as defined below), including the Offer and the Merger (each as defined below), and has recommended that Napster stockholders accept the Offer and tender their Shares pursuant to the Offer.

        6.     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of September 14, 2008, by and among Best Buy, Purchaser and Napster (the "Merger Agreement"), pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, and in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), Purchaser will be merged with and into Napster (the "Merger"). Upon consummation of the Merger, Napster will be the surviving corporation and a direct wholly-owned subsidiary of Best Buy. At the effective time of the Merger, each outstanding Share (other than Shares held by Purchaser or Best Buy and treasury Shares, which will be cancelled without payment, and Shares held by Napster stockholders, if any, who properly exercise appraisal rights) will be converted into the right to receive the Offer Price payable for such Shares in the Offer, without interest or accrued dividends thereon. If the Merger is consummated, stockholders who have not tendered their Shares in the Offer and who demand and perfect appraisal rights under the DGCL will be entitled to receive in connection with the Merger cash equal to the fair value of their Shares as determined pursuant to the procedures prescribed by the DGCL.

        7.     Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates evidencing such shares pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or timely Book-Entry Confirmation (as defined in the Offer to Purchase) of a book-entry transfer of such Shares, if such procedure is available, made into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) a properly completed and duly executed Letter of Transmittal with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending on when certificates for Shares or Book-Entry Confirmations (as defined in the Offer to Purchase) are actually received by the Depositary.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF FRIDAY, OCTOBER 24, 2008, UNLESS THE OFFER IS EXTENDED.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise indicated in such instruction form. An envelope to return your instruction to us is enclosed. Please forward your instructions to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

        If the securities laws of any jurisdiction require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
NAPSTER, INC.
by
PUMA CAT ACQUISITION CORP.,
a direct wholly-owned subsidiary of
BEST BUY CO., INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated September 26, 2008 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Puma Cat Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Best Buy Co., Inc., a Minnesota corporation, to purchase all outstanding shares of common stock, par value $0.001 per share, of Napster, Inc., a Delaware corporation, and the stock purchase rights associated with such shares (collectively, the "Shares").

        This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of shares of Common Stock to be Tendered:*

SIGN HERE
Account Number:
Date: , 2008
SIGNATURE(S)
PLEASE PRINT NAME(S) AND ADDRESS(ES) HERE

AREA CODE AND PHONE NUMBER
TAX IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER

*
Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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  Exhibit 99(a)(1)(E)